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                                                                    EXHIBIT 99.1


                            (PEERLESS MFG. CO. LOGO)


FOR IMMEDIATE RELEASE


        PEERLESS MFG. CO. REPORTS FISCAL YEAR ENDED JUNE 30, 2003 RESULTS


Dallas, Texas - September 18, 2003 -- Peerless Mfg. Co., (Nasdaq: PMFG), today reported its operating results for the fiscal fourth quarter and year ended June 30, 2003.

The Company reported fourth quarter revenues of approximately $20.4 million, a decrease of $8.4 million, or 29% percent, compared to approximately $28.8 million for the fourth quarter of fiscal 2002. The lower revenues were primarily due to a decrease in the demand for new power plant construction, a weak economic environment and delays and rescheduling of awarded projects. The Company recorded a net income of approximately $1.4 million, or $.45 per diluted share for the fourth quarter, compared to net income of approximately $1.5 million, or $.48 per diluted share for the comparable period in fiscal 2002. Included in the operational results, for the quarter, was a $475,000 gain on the sale of property, which contributed approximately $.10 to our net earnings per diluted share.

The Company reported revenues of approximately $69.1 million for fiscal 2003, compared to approximately $109.5 million for fiscal 2002. For the year, the Company recorded a net loss of approximately $400,000, or $.13 per diluted share, compared to net income of approximately $4.4 million, or $1.43 per diluted share for fiscal 2002.

Mr. Sherrill Stone, Chairman and Chief Executive Officer of Peerless, stated, "We are extremely pleased with the results of our fourth quarter. We believe that the initiatives undertaken during fiscal year 2003 are beginning to have a positive impact on our operational performance. While our revenues were lower in the fourth quarter of 2003, our operational performance improved as a percentage of sales, and was only slightly lower on an earnings per share basis. In light of the challenging market conditions, we are also encouraged by the relative stability of our backlog, which has increased by approximately $4 million to $40 million at June 30, 2003 compared to $36 million at June 30, 2002."


ABOUT PEERLESS MFG. CO.

Peerless Mfg. Co. is engaged in the business of designing, engineering, manufacturing and selling highly specialized products used for the abatement of air pollution and products for the separation and filtration of contaminants from gases and liquids. The Company, headquartered in Dallas, Texas, markets its products worldwide.




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SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words "anticipate," "preliminary," "expect," "believe," "intend" and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company include, but are not limited to: the growth rate of the Company's revenue and market share, the consummation of new, and the non-termination of, existing contracts; the Company's ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company's ability to adapt and expand its services in such an environment; the quality of the Company's plans and strategies; and the Company's ability to execute such plans and strategies. Other important information regarding factors that may affect the Company's future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Sherrill Stone, Chairman and Chief Executive Officer
Mr. Richard L. Travis, Vice President and Chief Financial Officer
Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Phone:  (214) 353-5590
Fax:    (214) 351-4172
www.peerlessmfg.com






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                                PEERLESS MFG. CO.
                         CONDENSED FINANCIAL HIGHLIGHTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


OPERATING RESULTS

                                                  THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                       JUNE 30,                           JUNE 30,


                                              2003              2002              2003               2002
                                          -------------     -------------     -------------      -------------
Revenues                                  $      20,410     $      28,816     $      69,170      $     109,456
Cost of revenue                                  14,745            19,762            52,514             78,531
                                          -------------     -------------     -------------      -------------
Gross margin                                      5,665             9,054            16,656             30,925
Operating expenses                                4,297             7,103            18,148             24,657
                                          -------------     -------------     -------------      -------------
Operating income (loss)                           1,368             1,951            (1,492)             6,268
Other income (expense)                              683               181               774                472
Taxes                                               686               646              (339)             2,351
                                          -------------     -------------     -------------      -------------
Net income (loss)                         $       1,365     $       1,486     $        (379)     $       4,389
                                          =============     =============     =============      =============

Basic and diluted earnings (loss) per
share
           Basic                          $        0.46     $        0.49     $        (.13)     $        1.47
           Diluted                        $        0.45     $        0.48     $        (.13)     $        1.43

Weighted average shares outstanding
           Basic                                  2,999             2,985             2,996              2,978
           Diluted                                3,034             3,054             2,996              3,080

CONDENSED BALANCE SHEET INFORMATION

                                                 JUNE 30, 2003     JUNE 30, 2002
                                                 -------------     -------------
Current assets                                   $      38,012     $      41,746
Total assets                                     $      42,552     $      46,506
Total current liabilities                        $      20,241     $      23,991
Long-term liabilities                            $          --     $          --
Shareholders' equity                             $      22,311     $      22,515